CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-90239 on Form S-8 of our report dated March 31, 2005, relating to the consoldiated financial statements and financial statement schedule of Ventiv Health, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ventiv Health, Inc. for the year ended December 31, 2004.

Parsippany, NJ

March 31, 2005